Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 21, 2022, relating to the financial statements of Reservoir Media, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Reservoir Media, Inc. and subsidiaries for the year ended March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, NY

July 28, 2022